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EXHIBIT 24.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference of our report in the Registration Statement of American IR Technologies, Inc. on Form S-8, dated December 5, 2001, on our audit of the financial statements of American IR Technologies, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.



\s\ Stark, Winter Schenkein & Co., LLP
fka Stark Tinter & Associates, LLC

December 5, 2001
Denver, Colorado